UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 11, 2018 (June 8, 2018)

VectoIQ Acquisition Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-38495 (Commission File Number)	82-4151153 (I.R.S. Employer Identification Number)

1354 Flagler Drive Mamaroneck, NY (Address of principal executive offices)	10543 (Zip code)

(646) 475-8506
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.  Other Events.

On June 8, 2018, VectoIQ Acquisition Corp. (the “Company”) announced that the holders of the Company’s units (the “Units”) may elect to separately trade the common stock and warrants included in the Units commencing on June 11, 2018. Any Units not separated will continue to trade on the NASDAQ Capital Market under the symbol “VTIQU”. Any underlying shares of common stock and warrants that are separated are expected to trade on the NASDAQ Capital Market under the symbols “VTIQ” and “VTIQW”, respectively.  Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the holders’ Units into shares of common stock and warrants.

A copy of the press release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release dated June 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOIQ ACQUISITION CORP.

By:	/s/ Stephen Girsky
	Name:	Stephen Girsky
	Title:	President and Chief Executive Officer

Date:      June 11, 2018